EX 10.2

                      UNITED SHIPPING & TECHNOLOGY, INC.
                                   INCENTIVE
                            STOCK OPTION AGREEMENT


         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made effective as of the ___th day of ______, 20__, by and between United Shipping & Technology, Inc., a Utah corporation (the "Company"), and ______________ (the "Optionee"). Unless otherwise defined herein, the terms defined in the Company's 2000 Stock Option Plan (the "Plan") shall have the same defined meanings herein.

                                  WITNESSETH:

         WHEREAS, the Optionee is, has been or will be an employee of the Company or a Related Company, including but not limited to Velocity Express, Inc. and its subsidiary operating entities and their respective successors in interest (any such employer company sometimes referred to as an "Employer Company"); and

         WHEREAS, as an incentive to the Optionee and in exchange for Optionee's covenants as set forth herein, which the Optionee acknowledges are for the benefit of the Company and the Related Companies, the Company desires to make an Award under the Plan to the Optionee;

         NOW THEREFORE, in consideration of the foregoing recitals, which are made a part hereof, and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1.  Grant of Option. Subject to the terms and conditions of this
             ---------------
Agreement and the terms, definitions and provisions of the Plan, which is incorporated herein by reference, the Company hereby grants to the Optionee an option (the "Option") to purchase a total of _________ shares of Common Stock (the "Shares"), at the price determined as provided herein.

         2.   Nature of the Option. This Option is intended to qualify as an
              --------------------
Incentive Stock Option as defined in Section 422 of the Code.

         3.   Exercise Price. Subject to the contingencies identified herein,
              --------------
the exercise price for each share of Common Stock (the "Exercise Price") is $____, representing the fair market value per share of the Common Stock on the date of grant. Further, that upon the occurrence of any of the following events within the two-year vesting period identified in Exhibit A hereto, all options granted hereunder shall be repriced and the exercise price shall become $____:

          .   The successful sale of the Company, which meets the definition of
              Change of Control.
          .   A Change of Control occurring as a result of an investment by a strategic partner.
          .   A successful secondary offering of equity (either public or private).
          .   A successful placement of public debt (i.e. bond offering, etc.).

     4.   Exercise of Option.  This Option shall be exercisable during its term
          ------------------
in accordance with the provisions of Section 4 of the Plan as follows:

          (i)   Right to Exercise.
                -----------------

                (a) Subject to the Plan and the other terms hereof regarding the exercisability of this Option, this Option shall be exercisable cumulatively to the extent it is vested pursuant to the vesting schedule as more completely described in Exhibit A attached hereto and
                                                   ---------
          incorporated herein by reference.

                (b) This Option may not be exercised for a fraction of a Share, and must be exercised for no fewer than one hundred (100) Shares, or such lesser number of Shares as may be vested.

                (c) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 8, 9 and 10 below, subject to the restrictions and limitations contained in this Agreement.

                (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 12 below.

                (e) To the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as Nonstatutory Stock Options. For purposes of the preceding sentence, (i) Options shall be taken into account in the order in which they were granted and (ii) the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (ii)  Method of Exercise. This Option shall be exercisable by
                ------------------
     written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan and this Agreement. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company, or to such other person or firm as the Secretary shall designate. The written notice shall be accompanied by payment of the exercise price as set forth in
     Section 6 hereof. Until certificates for the Shares are issued to the Optionee, such Optionee shall not have any rights as a Shareholder of the Company.

     No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     5.   Optionee's Representations. In the event the Shares purchasable
          --------------------------
pursuant to the exercise of this Option have not been or do not continue to be registered under the Securities Act of 1933, as amended, as a condition to and concurrently with the exercise of all or any portion of this

Option, Optionee shall deliver to the Company such warranties or investment representations as the Company may require.

     6.   Method of Payment. Payment of the Exercise Price shall be by (i)
          -----------------
cash; (ii) check, bank draft or money order; (iii) if authorized by the Committee of the Company, by delivery of Common Stock of the Company (valued at the fair market value thereof on the date of exercise) or (iv) by delivery of a combination of cash and Common Stock. The Committee may, in order to prevent any possible violation of law, require the Exercise Price to be paid in cash. In the event the Shares purchasable pursuant to the exercise of this Option have been registered under the Securities Act of 1933, payment of the Exercise Price may be made pursuant to a Broker Exercise Notice. For purposes of this Section 6, a Broker Exercise Notice shall mean a written notice from the Optionee to the Company's Corporate Secretary, made on a form and in a manner as the Committee may from time to time determine, pursuant to which the Optionee irrevocably elects to exercise all or any portion of an Option and irrevocably directs the Company to deliver the Common Stock certificates to be issued to such Optionee upon such Option exercise directly to a "broker" or "dealer" (within the meaning of Section 3(a) of the Exchange Act). A Broker Exercise Notice must be accompanied by or contain irrevocable instructions to the broker or dealer: (i) to promptly sell a sufficient number of shares of such Common Stock or to loan the Optionee a sufficient amount of money to pay the exercise price for the Options and to fund any related employment and withholding tax obligations to which the Broker Exercise Notice relates; and (ii) to promptly remit such sums to the Company upon the broker's or dealer's receipt of the certificates.

     7.   Compliance With Laws and Regulations. This Option and the obligation
          ------------------------------------
of the Company to sell and deliver Shares hereunder shall be subject to all applicable federal and state laws, rules and regulations, the requirements of any stock exchange upon which the Shares may then be listed, and to such approvals by any government or regulatory agency as may be required. In addition, this Option shall not be exercisable, and the Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such Shares on Nasdaq or any stock exchange on which the Company's Stock may then be listed, and (ii) the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this Option may not be exercised if its exercise, or the issuance of Shares upon such exercise, or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation.

     8.   Termination of Employment.  Upon the termination of the employment of
          -------------------------
Optionee with the Company or a Related Company prior to the expiration of the Option, the following provisions shall apply:

          (i) Upon the Involuntary Termination of Optionee's employment or the voluntary termination or resignation of Optionee's employment, the Optionee may exercise the Option to the extent the Optionee was vested in and entitled to exercise the Option at the date of such employment termination for a period of three (3) months after the date of such employment termination, or until the term of the Option has expired, whichever date is earlier. To the extent the Optionee was not entitled to exercise this Option at the date of such employment termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

          (ii) Notwithstanding anything to the contrary contained in this Agreement, whether expressed or implied, if the employment of an Optionee is terminated by the Company or a Related Company for "Cause" (as defined in Section 8.11 of the Plan), or for engaging in any of the misconduct described in Paragraph 10 herein, then this Option and any of Optionee's other Options under the Plan, and any of Optionee's other options whether under any of the Company's stock option plans or otherwise, shall be automatically cancelled and of no further force or effect, subject to any full or partial waiver of such cancellation by the Committee.



     9.   Restrictive Covenants
          ---------------------

     (a) In consideration of the Company's agreement to grant Employee stock options as set forth above, to provide Employee access to the Company's trade secrets and confidential information, the receipt and sufficiency of which is hereby acknowledged by Employee, Employee agrees to the following:

     (b) Employee agrees that the Company is engaged in the highly competitive delivery and logistics business (the "Company's Business.") The Company's Business has required and continues to require the expenditure of substantial amounts of money and the use of skills developed over a long period of time. As a result of these investments of money, skill and time, the Company has developed and will continue to develop certain valuable trade secrets and confidential information that are peculiar to the Company's Business and customers. Employee agrees that the disclosure of such information would cause the Company great and irreparable harm.

     (c) The term "Trade Secrets" means any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to the Company's competitors. To the fullest extent consistent with the foregoing, and otherwise lawful, Trade Secrets shall include, without limitation, information and documentation pertaining to the routing analysis and design, logistics and delivery specifications, computer hardware and software programs, capacity, testing, installation, implementation and customizing techniques and procedures concerning the Company's present and future delivery services and all functions supporting the Company's services.

     (d) The term "Confidential Information" means any data or information and documentation, other than Trade Secrets, which is valuable to the Company and not generally known to the public, including but not limited to:

          (i) Financial information, including but not limited to earnings, assets, debts, prices, fee structures, volumes of purchases or sales, budgets, projections, results of operations costs, or other financial data, whether relating to the Company generally, or to particular products, services, geographic areas, or time periods;

          (ii) Supply and service information, including but not limited to information concerning the goods and services utilized or purchased by the Company, the names and addresses of suppliers (including independent contract drivers), terms of supplier service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of particular suppliers, though generally known or available, yields advantages to the Company the details of which are not generally known;

          (iii) Marketing information, including but not limited to details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, marketing forecasts, market studies, results of marketing efforts or information about impending transactions;

          (iv) Personnel information, including but not limited to employees' personal or medical histories, contractual agreements, compensation, commission plans or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefore, training methods, performance or other employee information;

          (v) Customer information, including but not limited to any compilations of past, existing or prospective customers, customer proposals or agreements between customers and the Company, status of customer accounts or credit, contact information, customer lists or directories, or related information about actual or prospective customers or their service requirements; and

          (vi) Internal business practices or procedures, routing and pricing, analysis, expansion or organization plans, terms of or negotiations concerning any acquisitions, potential acquisitions or other impending transactions; and software or computer programs concerning or resulting from research and development performed by or for the Company.

     (e) Employee agrees that, except as specifically required in the performance of his/her duties for the Company, that he/she will not, during the course of his/her employment by the Company and at no time thereafter, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise employ any Trade Secrets or Confidential Information.

     (f) Employee agrees that he/she will deliver to the Company upon the cessation of his/her employment, and at any other time upon the Company's request, (i) all memoranda, notes, records, computer programs, computer files, drawings or other documentation, whether made or compiled by Employee alone or with others or made available to him/her while employed by the Company, pertaining to Trade Secrets, Confidential Information or other inventions and works of the Company and (ii) all Trade Secrets, Confidential Information and other inventions and works of the Company in Employee's possession.

     (g) Employee agrees that while employed by the Company, he/she will have contact with and become aware of the Company's customers, prospective customers, and their representatives, their names and addresses, specific customer needs, requirements, and potential for margin, expansion and retention, and leads and references to prospective customers. Employee further agrees that loss of such customers or prospective business will cause the Company great and irreparable harm.

     (h) Employee agrees that for 26 weeks after the cessation of his/her employment, he/she will not, on behalf of Employee or any other person or entity, directly or indirectly solicit, contact, call upon, divert, take away, communicate or do business with, attempt to communicate or do business with any customer, former customer, prospective customer of the Company for the purpose of engaging in business in competition with the Company's Business. Former customers shall include any entity for which the Company provided services in the 12 weeks prior to Employee's termination date. Prospective customers shall include any entity with which the Company has communicated about providing the Company's services, including but not limited to the exchange of any requests for proposals, bids, sales presentations or proposals, or any other communication directly focused at obtaining a particular entity's business, within the 52 weeks prior to Employee's termination date. The restrictions set forth in this Paragraph only shall apply to any customer, former customer or prospective customer of the Company with which or whom Employee was involved in any way, including but not limited to any a) direct or indirect contact regarding Velocity's services, including all aspects of any business relationship with such customers; b) participation of any kind, whether sales, analysis or operational, in the provision of services to existing Customers or any offer, bid or proposal of same to prospective Customers; or c) access to Trade Secrets or Confidential Information related to such customer or prospective customer.

     (i) Employee agrees that for as long as he/she is employed by the Company and for 26 weeks after the cessation of his/her employment, he/she will not recruit, hire or attempt to recruit or hire, directly or by assisting others, any other employee or independent contract driver who worked in any geographic territory of the Company where Employee had worked or for which Employee held responsibility.

     (j) If Employee and the Company are parties to any other written agreement, including but not limited to employment, confidentiality and separation pay, or conflict of interest agreements, and such agreement contains restrictive covenants of greater duration, geography and/or non-compete covenants, such other agreement shall govern Employee's post-employment obligations unless deemed unenforceable for any reason by a qualified arbiter or court. In such an event, the covenants in this agreement shall govern Employee's post-employment obligations.

     (k) If the Company must enforce any of its rights in this Agreement through legal proceedings, the Employee agrees to reimburse the Company for all reasonable costs, expenses and attorney's fees incurred by the Company in connection with the enforcement of its rights. Employee also agrees that the period of the restrictive covenants specified above will not be diminished in any way by any time spent to enforce this Agreement. If such enforcement action is necessary, the period of the restriction begins to run from the date that the covenant is deemed enforceable.

         (l) The Company's waiver of a breach of any provision of this Agreement by the Employee does not waive any subsequent breach by the Employee, nor does the Company's failure to take action against any employee for similar breaches operate as a waiver by the Company of a breach.

         (m) The parties have attempted to limit the Employee's post-employment rights only to the extent necessary to protect the Company from unfair competition. Employee agrees that such restrictions are reasonably limited in scope and duration to protect the Company from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties agree that, if the scope or enforceability of this Agreement is in any way disputed at any time, an arbitrator, court or other trier of fact may modify and enforce the Agreement to the extent it believes to be reasonable under the circumstances and to the extent allowed by law.

         (n) If any provision in this Agreement is determined to be in violation of any law, rule or regulation or otherwise unenforceable, such determination shall not affect the validity of any other provision of this Agreement, but such other provisions shall remain in full force and effect. Each provision, paragraph and subparagraph of this Agreement is severable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

         (o) The Employee understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in this Agreement, the Company shall suffer irreparable injury for which there is no adequate remedy at law, and the Company will therefore be entitled to injunctive relief from the courts enjoining said breach or threatened breach. The Employee further acknowledges that the Company also shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach, including actions for damages.

         10.      Death or Disability of Optionee. Upon the death or Disability,
                  -------------------------------
as defined herein, of Optionee prior to the expiration of the Option, the following provisions shall apply:

                  (i) If the Optionee is at the time of his or her Disability employed by the Company or a Related Company and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee for one (1) year following the date of such Disability or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of his or her Disability. For purposes of this Section 9, the term "Disability" shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code, unless the Optionee is employed by the Company, a Parent, a Related Company or an Affiliate, pursuant to an employment agreement which contains a definition of "Disability," in which case such definition shall control. The Committee, in its sole discretion, shall determine whether an Optionee has a Disability and the date of such Disability.

                  (ii) If the Optionee is at the time of his or her death employed by the Company or a Related Company and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, for one (1) year following the date of the Optionee's death or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of death.

                  (iii) If the Optionee dies within three (3) months after Termination of Optionee's employment with the Company or a Related Company the Option may be exercised for nine (9) months following the date of Optionee's death or until the expiration date of the Option, whichever date is earlier, by the Optionee's estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of Termination.

         11.      Cancellation of Option for Misconduct. Notwithstanding
                  -------------------------------------
anything to the contrary contained herein, whether expressed or implied, and whether or not the Optionee's employment is terminated, in the event the Employer Company determines that Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if the Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, breaches this Agreement, or induces any party to breach a contract with the Company, then this Option and any of Optionee's other Options under the Plan, and any of Optionee's other options whether under any of the Company's stock option plans or otherwise, shall be automatically cancelled and of no further force or effect, subject to any full or partial waiver of such cancellation by the Committee.

         12.      Non-Transferability of Option. This Option may not be
                  -----------------------------
transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the Optionee and his or her personal representatives, heirs, successors and assigns.

         13.      Term of Option. This Option can be exercised only in
                  --------------
accordance with the Plan and the terms of this Option.

         14.      Early Disposition of Stock. Optionee understands that if he
                  --------------------------
disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to him, he may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the price paid for the Shares and the lower of the fair market value of the Shares at the date of the exercise or the fair market value of the Shares at the date of disposition. The amount of such ordinary income may be measured differently if Optionee is an officer, director or 10% shareholder of the Company, or if the Shares were subject to a substantial risk of forfeiture at the time they were transferred to Optionee. Optionee hereby agrees to notify the Company in writing within 30 days after the date of any such disposition.

         15. Plan Interpretation. The Committee shall interpret this Agreement
             -------------------
in a manner which is consistent with the terms of the Plan and, in any case of inconsistency, the terms of he Plan shall control. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee as to questions arising under the Plan. In the event the Company has not appointed the Committee to administer the Plan, or in the event the Committee is unable to perform its functions, the administration of the Plan and all actions and determinations required or allowed to be taken under this Agreement, may be made or taken by the Company's Board of Directors.

         16. Withholding Taxes. As a condition to the issuance of Shares of
             -----------------
Common Stock of the Company pursuant to the exercise of this Option, the Optionee authorizes the Company or a Related Company to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by the Company or a Related Company under federal or state law as a result of his exercise of this Option. To the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company will require the Optionee to make a cash payment to cover such liability as a condition to exercise of this Option, or may deduct any such taxes from any payment of any kind otherwise due to the Optionee.

         17. Subject to Lock Up. The Optionee understands that the Company at a
             ------------------
future date may file a registration or offering statement (the "Registration Statement") with the Securities and Exchange Commission to facilitate an underwritten public offering of its securities. The Optionee agrees, for the benefit of the Company, that should such an underwritten public offering be made and should the managing underwriter of such offering require, the Optionee will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period as defined herein: sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of this Option or any of the Shares acquired or to be acquired upon exercise of this Option during the Lock Up Period; or sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares acquired or to be acquired upon exercise of this Option. The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries shall be bound by the restrictions set forth herein. The term "Lock Up Period" shall mean the lesser of (x) 180 days or
(y) the period during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Shares. The Lock Up Period shall commence on the effective date of the Registration Statement.

         18. Optionee Bound by Plan. The Optionee hereby acknowledges receipt of
             ----------------------
a copy of the Plan and agrees to be bound all the terms and provisions thereof.

         19. Notices. Any notice hereunder to the Company shall be addressed to
             -------
it at its principal executive offices, located at 7802 Glenroy Road, Suite 200 Bloomington, Minnesota 55439, Attention: Chief Executive Officer or such other person specified herein; and any notice hereunder to the Optionee shall be addressed to him at the address set forth below; subject to the right of either party to designate at any time hereunder in writing some other address.

         20.      Amendment, Modification or Waiver. No amendment, modification
                  ---------------------------------
or waiver of any condition, provision or term of this Agreement shall be valid or of any effect unless made in writing, signed by the party or parties to be bound or such party's duly authorized representative and specifying with particularity and nature and extent of such amendment, modification or waiver. Any waiver by any party of any default of another party shall not affect or impair any right arising from any subsequent default. Nothing herein shall limit the remedies and rights of the parties hereto under the pursuant to this Agreement.

         21.      Severability. To the extent any provision of this Agreement
                  ------------
shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

         22.      Entire Agreement; Survival of Provisions. This Agreement
                  ----------------------------------------
contains the entire understanding of the parties in respect of the transactions contemplated and supersedes all prior agreements and understandings between the parties with respect to such subject matter.


         24.      Counterparts. This Agreement may be executed in two
                  ------------
counterparts each of which shall constitute one and the same instrument.



DATE OF GRANT:


                               UNITED SHIPPING & TECHNOLOGY, INC.



                               By:_______________________________

                               Title:




         OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY OR RELATED COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO

CONTINUATION OF EMPLOYMENT BY THE COMPANY OR A RELATED COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT, OR THE RIGHT OF THE COMPANY OR A RELATED COMPANY, TO TERMINATE HIS EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

         Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board of Directors upon any questions arising under the Plan. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


Optionee:                                   Date:
--------------------------------            --------------------------------

                                   EXHIBIT A
                                   ---------

                       EMPLOYEE OPTION AND VESTING DATA

Name of Employee:

Number of Shares Subject to Option:

Date of Grant:



                            OPTION VESTING SCHEDULE

                                                  NO. OF SHARES
                           DATE                   EXERCISABLE
                           ----                   -----------

                           Each six-month anniversary
                           Of date of grant




         The above vesting schedule assumes continuous employment with the Company or a Related Company. Your Option will vest (that is, it will become exercisable) as to a portion of the shares on each of the vesting dates shown above if you are continuously employed by the Company or a Related Company through the vesting date in question. Your rights to exercise the un-vested portion of your option will cease upon termination of employment, except as otherwise set forth in Sections 8 through 10 of this Stock Option Agreement. Reference is made to Section 8 of the Plan and to Sections 8 through 10 of the Stock Option Agreement between you and the Company for your rights to exercise the vested portion of your option in the event of termination of employment during lifetime or upon death. The above vesting schedule is in all respects subject to the terms of those documents.

         Acceleration of Vesting Upon Change in Control. In the event of a
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Change in Control, as defined in the Plan, the vesting schedule set forth herein shall cease to apply and this Option shall become immediately vested and fully exercisable with respect to all Shares, subject to the limitations in the Plan.